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                                                                    EXHIBIT (21)

                                  SUBSIDIARIES

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                                                                                                 PERCENTAGE OF VOTING
                                                                                                 SECURITIES OWNED OR
                                                                                              SUBJECT TO VOTING CONTROL
                                                                                                          BY
                                                                                              --------------------------
                                                                                                 COMPANY        OTHER
                                                                                              -------------  -----------
Shakespeare Company, a Delaware corporation.................................................          100%
Subsidiaries of Shakespeare Company:
  Shakespeare (Hong Kong) Ltd., a Hong Kong corporation.....................................                        100%
  Subsidiary of Shakespeare (Hong Kong) Ltd.:
    Pacific Rim Metallic Products Ltd., a Hong Kong corporation.............................                        100%
  Shakespeare International Ltd., a British corporation.....................................                        100%
  Subsidiaries of Shakespeare International Ltd.:
    Shakespeare Company (UK) Ltd., a British corporation....................................                        100%
    Shakespeare Monofilament U.K. Ltd., a British corporation...............................                        100%
    K2 (U.K.) Ltd., a British corporation...................................................                        100%
  Shakespeare Hengelsport, B.V., a Dutch corporation........................................                        100%
  Shakespeare (Australia) Pty. Ltd., an Australian corporation..............................                        100%
  K2 Ski Sport und Mode GmbH, a German corporation..........................................                        100%
Sitca Corporation, a Washington corporation.................................................          100%
Subsidiaries of Sitca Corporation:
  K-2 Corporation, an Indiana corporation...................................................                        100%
  Subsidiaries of K-2 Corporation:
    Katin, Inc. a Delaware corporation......................................................                        100%
    Planet Earth Skateboards, Inc., a California corporation................................                        100%
    K-2 International, Inc., an Indiana corporation.........................................                        100%
    Madshus A.S., a Norwegian corporation...................................................                        100%
SMCA, Inc., a Minnesota corporation.........................................................          100%
Subsidiary of SMCA, Inc.:
  Stearns Inc., a Minnesota corporation.....................................................          100%
Dana Design Ltd., a Montana corporation.....................................................          100%
K2 Bike Inc., a Delaware corporation........................................................          100%
Subsidiary of K2 Bike Inc.:
  Cross Country Racing, Inc., a Delaware corporation........................................                        100%
K2 Funding, Inc.............................................................................          100%
Noleen, Inc., a Delaware corporation........................................................          100%
Anthony Sales (Barbados), Ltd., a Barbados corporation......................................          100%
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